Exhibit 99.1
July 2024 KBW Community Bank Investor Conference 1

Forward Looking Statements 2 In addition to historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of John Marshall Bancorp, Inc. (the “Company”). These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements are based on our beliefs and assumptions and on the information available to us at the time that these disclosures were prepared, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by such forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove to have been correct. Should any known or unknown risks and uncertainties develop into actual events, those developments could have material adverse effects on our business, financial condition and results of operations. Factors that could have a material adverse effect on the operations of the Company and John Marshall Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market; adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) an d governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; the additional requirements of being a public company; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in Item 1A. Risk Factors in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on March 20, 2024. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary note. Use of Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. Management believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.

3 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

Company Overview 4  John Marshall Bank is a growth-oriented commercial bank headquartered in Reston, Virginia  Established in 2006, the Company has grown organically to $2.27 billion in assets  Seasoned executive team with decades of in-market banking experience  Strategy emphasizes local market growth in loans, core funding, and profitability while maintaining strong asset quality and delivering tailored banking services – Hire experienced commercial banking and business development officers – Enhance customer experience by leveraging digital platform – Commercially-oriented bank with focus on deposit-rich industry segments – Diversify loan portfolio and improve funding mix – Grow non-interest income – Continue to focus on strong operating leverage and uphold rigorous expense control, while driving profitability – Maintain financial and credit quality discipline

Rewarding Our Shareholders Attractive Market Credit Discipline Prime for Future Growth Experienced Management 5 Investment Attributes

John Marshall Franchise

- ★ Bank commenced operations in April 2006
- ★ Chris Bergstrom named President and CEO April 30, 2018
- ★ Building value by delivering tailored banking services and exceptional client experiences
- ★ Commercially-oriented bank targeting:
  - Small to medium-sized businesses
  - Builders / developers
  - Professionals
  - Nonprofits / associations / private schools
  - Health services
  - Title / property management
  - Government contractors
- ★ 8 full service banking centers
- ★ 140 FTE employees as of June 30, 2024

- ★ **Second Quarter Highlights:**
  - For the quarter ended June 30, 2024, the Company reported:
    - Nine basis points increase in net interest margin when compared to the quarter ended March 31, 2024.
    - 11.5 % annualized growth in net interest income when compared to the quarter ended March 31, 2024.
    - 32.3% annualized growth in non-interest bearing deposits when compared to the quarter ended March 31, 2024.

Financial Highlights

($ in millions)	Year Ended December 31,				YTD
	2021	2022	2023		June 30
			Reported	Core*	2024
Balance Sheet					
Total Assets	$2,149	$2,348	$2,243	$2,243	$2,270
Gross Loans	1,666	1,785	1,855	1,855	1,822
Total Deposits	1,882	2,068	1,907	1,907	1,913
Loans / Deposits	89%	86%	97%	97%	95%
Capital (Bank level)					
Common Equity / Assets	10.8%	10.0%	11.1%	11.1%	11.4%
Tier 1 Leverage Ratio	11.0%	11.3%	11.6%	11.6%	12.2%
Total Risk-Based Capital Ratio	15.3%	15.6%	15.7%	15.7%	16.4%
Profitability					
Net Income	$25,461	$31,803	$5,158	$19,779	$8,109
ROAA	1.25%	1.40%	0.22%	0.85%	0.72%
ROAE	12.90%	15.18%	2.32%	8.91%	6.95%
Net Interest Margin	3.29%	3.16%	2.22%	2.22%	2.15%
Non-interest Expense / Average Assets	1.58%	1.40%	1.33%	1.33%	1.41%
Efficiency Ratio	47.7%	44.2%	86.7%	58.5%	62.8%
Asset Quality					
NPAs / Assets	0.00%	0.00%	0.00%	0.00%	0.00%
Allowance for Credit Losses / NPLs	N/M	N/M	N/M	N/M	N/M
Allowance for Credit Losses / Gross Loans	1.20%	1.13%	1.05%	1.05%	1.01%
NCOs / Average Loans	0.01%	0.00%	0.00%	0.00%	0.00%

December 31, 2021 allowance for loan losses / gross loans excludes guaranteed PPP loans. The Company adopted the CECL standard for measuring credit losses on January 1, 2023.

YTD 2024 profitability figures are for the six months ended 6/30/2024 annualized.

*Core metrics (Non-GAAP) reflect metrics adjusted for the impact of the Restructuring as discussed in the Company's Form 10-K filed on March 20, 2024. See Reconciliation of Non-GAAP Disclosures for more details.

JOHN MARSHALL BANCORP, INC.
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7 Selective FinTech partnerships provide operating leverage and fuel additional growth Customer Experience Operating Efficiencies Risk Mitigation FinTech Partnership Benefits Various FinTech Partnerships Leveraging Technology

Executive Leadership 8 Chris Bergstrom President & CEO Chris Bergstrom has over 42 years of experience in the banking industry. Before joining John Marshall Bank, Mr. Bergstrom served in a variety of executive positions during 19 years with Cardinal Financial Corporation and Cardinal Bank, most recently serving as President and Chief Executive Officer from October 2015 until United Bankshares, Inc.’s acquisition of Cardinal in April 2017. He was also President of United Bank from April 2017 to April 2018. Mr. Bergstrom recently served as the Chairman of the Board of the Virginia Bankers Association. Mr. Bergstrom received his Master of Science in Finance from Virginia Commonwealth University and a Bachelors of Business Administration degree from James Madison University. Kent Carstater SEVP, Chief Financial Officer Andy Peden SEVP, Chief Banking Officer Andrew Peden is the Chief Banking Officer at John Marshall Bank, and was the Chief Lending Officer for four years before being promoted to his current position. Prior to joining JMB, he had over 18 years of banking experience, all but one year with Cardinal Bank. Mr. Peden received a Bachelor of Science degree in business from the University of Richmond – Robins School of Business. He is involved in both the business and local community, by serving on the Board of the VBA Management Services, Inc., a subsidiary of the VBA, and as a volunteer youth sports coach in Arlington, VA. Kent Carstater has over 25 years of financial services experience. He has responsibility for accounting, financial, human resources, information technology, investor relations and risk management operations. Mr. Carstater also chairs the Company’s Asset/Liability management committee. He joined John Marshall Bank in July 2016 as Senior Vice President of Market Risk Management, overseeing the Bank’s liquidity, asset/liability, investment, capital planning and strategic planning functions. From 2012 to 2016, Mr. Carstater served as a Senior Vice President and Treasurer at the Bank of Georgetown. In that role, he was responsible for financial and risk management, investor relations, capital markets activities and strategic planning. Prior to becoming a commercial banker in 2012, he advised community bank executives on strategic matters as an investment banker and founded a private equity firm focused on investing in financial institutions. Mr. Carstater earned his Bachelors of Science from Virginia Tech in Finance and Masters of Business Administration from the Darden School of Business at the University of Virginia.

9 Banking Center Footprint •Founded 2006 •$2.27 billion in assets •Eight regional banking centers serve as business development hubs. •Approximately 97% of the Bank’s deposit dollars are collected electronically. •Relocating Loudoun County office in 4Q 2024. District of Columbia: 1625 K Street, NW

Attractive Metro Markets 10 Median Household Income $ (2024) Projected Population Growth % (2024-2029) Educational Attainment % (>=Bachelors Degree) Unemployment Rate % (May 2024, NSA) Sources: S&P Global Market Intelligence, Bureau of Economic Analysis and data.census.gov Blue line represents the average of the six metro markets shown

Market Growth + Consolidation = Unique Opportunity

Data as of: 6/30/2013

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Wells Fargo & Co. (CA)	23,769,182	**15.3**
2 Capital One Financial Corp. (VA)	22,128,708	**14.2**
3 Bank of America Corporation (NC)	21,404,120	**13.8**
4 SunTrust Banks Inc. (GA)	16,657,678	**10.7**
5 BB&T Corp. (NC)	13,255,025	**8.5**
6 PNC Financial Services Group (PA)	10,708,198	**6.9**
7 Citigroup Inc. (NY)	6,617,764	**4.3**
8 M&T Bank Corp. (NY)	4,062,737	**2.6**
9 HSBC Holdings	3,270,777	**2.1**
10 Toronto-Dominion Bank	3,025,720	**1.9**
11 Eagle Bancorp Inc (MD)	2,904,390	**1.9**
12 Sandy Spring Bancorp Inc. (MD)	2,277,639	**1.5**
13 Burke & Herbert Bank & Trust (VA)	2,204,402	**1.4**
14 Virginia Commerce Bank	2,192,719	**1.4**
15 Cardinal Financial Corporation (VA)	2,130,662	**1.4**
16 United Bankshares Inc. (WV)	2,037,632	**1.3**
17 WashingtonFirst Bankshares, Inc. (VA)	970,001	**0.6**
18 Middleburg Financial Corporation (VA)	922,039	**0.6**
19 Old Line Bancshares, Inc. (MD)	794,410	**0.5**
20 Bank of Georgetown (DC)	772,085	**0.5**
21 Virginia Heritage Bank (VA)	729,530	**0.5**
22 Access National Corporation (VA)	669,547	**0.4**
23 Fauquier Bankshares Inc. (VA)	519,869	**0.3**
24 Community Finl Corp. (MD)	519,106	**0.3**
25 Acacia Federal Savings Bank (VA)	496,612	**0.3**
26 Presidential Bank, FSB (MD)	491,880	**0.3**
27 John Marshall Bancorp Inc. (VA)	**430,564**	**0.3**
28 Southern National Bncp of VA (VA)	407,428	**0.3**
29 FVCBankcorp Inc. (VA)	392,992	**0.3**
Other	8,703,727	**5.6**

Data as of: 6/30/2023

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Capital One Financial Corp. (VA)	68,061,310	**23.0%**
2 Bank of America Corporation (NC)	49,527,611	**16.7%**
3 Truist Financial Corp. (NC)	36,868,765	**12.5%**
4 Wells Fargo & Co. (CA)	30,620,574	**10.3%**
5 The PNC Finl Svcs Grp (PA)	17,157,564	**5.8%**
6 United Bankshares Inc. (WV)	9,907,513	**3.3%**
7 Citigroup Inc. (NY)	9,767,000	**3.3%**
8 Sandy Spring Bancorp Inc. (MD)	8,951,291	**3.0%**
9 Eagle Bancorp Inc (MD)	7,754,101	**2.6%**
10 The Toronto-Dominion Bank	6,796,325	**2.3%**
11 Forbright Inc. (MD)	5,694,472	**1.9%**
12 M&T Bank Corp. (NY)	5,431,488	**1.8%**
13 Atlantic Union Bkshs Corp. (VA)	4,462,642	**1.5%**
14 JPMorgan Chase & Co. (NY)	3,722,735	**1.3%**
15 Burke & Herbert Finl Svcs Corp (VA)	3,243,244	**1.1%**
16 HSBC Holdings plc	2,442,827	**0.8%**
17 John Marshall Bancorp Inc. (VA)	**2,052,295**	**0.7%**
18 FVCBankcorp Inc. (VA)	2,051,766	**0.7%**
19 Capital Bancorp Inc. (MD)	1,794,520	**0.6%**
20 MainStreet Bcshs (VA)	1,599,142	**0.5%**
21 Workers United (PA)	1,453,450	**0.5%**
22 WesBanco Inc. (WV)	1,381,914	**0.5%**
23 Chain Bridge Bancorp Inc. (VA)	1,013,526	**0.3%**
24 Shore Bancshares Inc. (MD)	969,905	**0.3%**
25 Freedom Finl Holdings Inc. (VA)	903,214	**0.3%**
26 Eagle Financial Services Inc. (VA)	760,694	**0.3%**
27 Presidential Holdings Inc. (VA)	670,552	**0.2%**
28 ODNB Financial Corporation (VA)	665,018	**0.2%**
29 Virginia National Bkshs Corp. (VA)	649,564	**0.2%**
30 Pinnacle Financial Partners (TN)	637,675	**0.2%**
Other	8,943,321	**3.0%**

Figures represent market deposits within the Washington, D.C. MSA

JOHN MARSHALL BANCORP, INC.
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12 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

Second Quarter 2024 Highlights 13  Margin Expansion o The Company improved its earning asset yield and funding composition. For the three months ended June 30, 2024, the Company reported a nine basis points increase in net interest margin when compared to the three months ended March 31, 2024.  Net Interest Income Growth o Annualized net interest income grew 11.5% during the three months ended June 30, 2024 when compared to the same period ended March 31, 2024. The three months ended June 30, 2024 represented the highest quarter of net interest income since the first quarter of 2023.  Core Deposit Growth o The Company grew non-interest bearing demand deposits $32.5 million or 32.3% annualized from March 31, 2024 and reduced wholesale deposits approximately $13.4 million or 17.3% annualized from March 31, 2024. Non-interest bearing deposits to total deposits was 22.8% as of June 30, 2024 versus 21.3% as of March 31, 2024. Certificates of deposit as a percentage of total deposits decreased 2.3% from March 31, 2024 to June 30, 2024.  Pristine Asset Quality o For the nineteenth consecutive quarter, the Company had no non-performing loans, no other real estate owned and no loans 30 days or more past due. As of June 30, 2024, there were no loans greater than 10 days past due. There were no charge-offs during the quarter. The Company continues to adhere to strict underwriting standards and proactively manages the portfolio. As of June 30, 2024, there were no credits classified as substandard, doubtful or loss.  Loan Portfolio Strength o The Company believes its loan portfolio remains of exceptionally high quality. As of June 30, 2024, the Company’s office related commercial real estate (“CRE”) non-owner occupied and owner-occupied portfolios had weighted average loan-to-values of 49.0% and 58.6%, respectively, and weighted average debt service coverage ratios of 1.9x and 3.7x, respectively. The overwhelming majority of the Company’s office CRE portfolio is located outside of the Washington, D.C. central business district.

14 Historical Growth $1,007 $1,163 $1,326 $1,563 $1,666 $1,785 $1,860 $1,765 $1,822 2017 2018 2019 2020 2021 2022 2023 1H23 1H24 Total Deposits ($MM) $897 $1,138 $1,309 $1,640 $1,882 $2,068 $1,907 $2,046 $1,913 2017 2018 2019 2020 2021 2022 2023 1H23 1H24 Total Assets ($MM) $1,175 $1,395 $1,582 $1,885 $2,149 $2,348 $2,243 $2,364 $2,270 2017 2018 2019 2020 2021 2022 2023 1H23 1H24 Total Gross Loans ($MM) 1st half figures reflect balances at the first six months ended of each year.

15 Loan Portfolio Composition CRE - Owner Occupied 19.2% CRE - Non-owner Occupied 39.6% Multifamily 5.1% Commercial 2.3% Residential Real Estate 26.2% Commercial Construction & Development 3.0% Residential Construction & Development 4.6% • The Company’s loan pipeline remained strong with $88.4 million in new commitments recorded during the three months ended June 30, 2024. The Company’s loan pipeline in the third quarter of 2024 is robust and gaining momentum. We are seeing increased lending opportunities that meet our underwriting standards. • The Company remains steadfast in adhering to our strict underwriting standards and the diligent management of the portfolio. • Tax-equivalent yield on total loans of 5.19% for the six months ended June 30, 2024. Data as of 6/30/2024

Strength in CRE Loan Portfolio

CRE - Owner Occupied

Asset Class	Weighted Average Loan-to-Value[(1)]	Weighted Average Debt Service Coverage Ratio[(2)]	Number of Total Loans	Principal Balance[(3)]
Warehouse & Industrial	56.5%	2.8x	54	$ 81,825
Office	58.6%	3.7x	130	80,744
Retail	61.0%	3.3x	40	68,794
Church	29.4%	2.6x	19	33,635
Other(4)	48.3%	4.0x	43	84,646
Total			**286**	**$ 349,644**

CRE - Non-owner Occupied

Asset Class	Weighted Average Loan-to-Value[(1)]	Weighted Average Debt Service Coverage Ratio[(2)]	Number of Total Loans	Principal Balance[(3)]
Warehouse & Industrial	49.6%	2.9x	43	$ 106,162
Office	49.0%	1.9x	59	115,830
Retail	50.4%	1.9x	141	416,811
Hotel/Motel	59.2%	2.6x	9	51,339
Other(4)	42.4%	3.0x	10	32,277
Total			**262**	**$ 722,419**

(1) Loan-to-value is determined at origination date and is divided by principal balance as of June 30, 2024.
(2) The debt service coverage ratio ("DSCR") is calculated from the primary source of repayment for the loan. Owner occupied DSCR's are derived from cash flows from the owner occupant's business, property and their guarantors, while non-owner occupied DSCR's are derived from the net operating income of the property.
(3) Principal balance excludes deferred fees or costs. Dollars in thousands.
(4) Other asset class is primarily comprised of schools, daycares and country clubs.

Data as of 6/30/2023.

JOHN MARSHALL BANCORP, INC.

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17 Deposit Composition  Improved Funding Composition  Increased Non-Interest Bearing Demand Deposits from 21.2% to 22.8% of Total Deposits  Decreased Certificates of Deposit from 43.5% to 39.9% of Total Deposits o Total Cost of Deposits at June 30, 2024 was 2.87% o Reduced Certificates of Deposits $130 million over the last 12 months (Dollars in thousands) $ Amount % ot Total $ Amount % ot Total Non-Interest Bearing Demand 437,169 $ 22.8% 433,931 $ 21.2% Interest Bearing, Non-Maturing 713,835 $ 37.3% 720,651 $ 35.3% Customer CDs 464,088 $ 24.3% 532,584 $ 26.0% Wholesale 297,748 $ 15.6% 359,143 $ 17.5% June 30, 2024 June 30, 2023 Improved Deposit Profile

18 Bond Portfolio U.S Treasuries and Gov't Agencies, 35.7% Mortgage-Backed and Asset-Backed, 60.3% Municipal, 3.0% Corporate bonds, 1.0% Portfolio Mix - Fair Value As of June 30, 2024, 96% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies. As of June 30, 2024, the available-for-sale portfolio had a weighted average life of 3.0 years and the held-to-maturity portfolio had a weighted average life of 6.3 years. (Dollars in thousands) Available-for-sale U.S. Treasuries $ 32,860 $ 31,382 U.S. government and federal agencies 13,909 13,353 Corporate bonds 3,000 2,483 Collateralized mortgage obligations 39,420 32,708 Municipal 1,984 1,770 Mortgage-backed 72,606 66,057 Total Available-for-sale Securities $ 163,779 $ 147,753 Held-to-maturity U.S. Treasuries $ 6,001 $ 5,305 U.S. government and federal agencies 35,381 30,213 Collateralized mortgage obligations 18,664 14,476 Municipal 6,049 4,906 Mortgage-backed 27,735 22,368 Total Held-to-maturity Securities $ 93,830 $ 77,268 Total Debt Securities $ 257,609 $ 225,021 Debt Securities Portfolio as of June 30, 2024 Amortized Cost Estimated Fair Value

7.14% 8.98% 10.41%10.49% 12.90% 15.18% 2.32% 9.85% 6.95% 8.91% 2017 2018 2019 2020 2021 2022 2023 1H23 1H24 ROAE Core ROAE (Non-GAAP) $0.66 $0.89 $1.17 $1.35 $1.83 $2.25 $0.36 $0.76 $0.57 $1.39 2017 2018 2019 2020 2021 2022 2023 1H23 1H24 Diluted EPS Core Diluted EPS (Non-GAAP) 19 Performance Measures Diluted Earnings Per Share (EPS) Return on Average Equity (ROAE) 1H figures reflect amounts for the first six months of each year. (1) Core metrics (Non-GAAP) reflect metrics adjusted for the impact of the Restructuring as discussed in the Company's Form 10-K filed on March 20, 2024. See Reconciliation of Non-GAAP Disclosures for more details. (1) (1) (1) Return on Average Assets (ROAA) 0.80% 0.95% 1.08% 1.06% 1.25% 1.40% 0.22% 0.93% 0.72% 0.85% 2017 2018 2019 2020 2021 2022 2023 1H23 1H24 ROAA Core ROAA (Non-GAAP) (1)

Non-Interest Income Initiatives

Non-Interest Income							
($ in thousands)	Year Ended December 31, 2021	2022	2023	3-year CAGR	1H 23	1H 24	% Change
Service Charges on Deposit Accounts:							
Overdrawn Account Fees	$ 76	$ 88	$ 82	2.6%	$ 35	$ 43	22.9%
Account Service Fees	186	236	248	10.1%	119	133	11.8%
Other Service Charges and Fees:							
Interchange Income	379	409	403	2.1%	203	180	-11.3%
Credit Card Profit Share Program	29	82	78	39.1%	47	69	46.8%
Wire Fee Income	80	115	130	17.6%	60	63	5.0%
CD Penalty Fees and Other Charges	(11)	50	227	N/M	207	2	-99.0%
Bankers Insurance Commissions	284	382	386	10.8%	256	292	14.1%
Swap Fee Income	-	127	91	N/M	91	64	-29.7%
Gain on Sale of Government Guaranteed Loans	-	-	131	N/M	23	349	1417.4%
Other Operating Income	52	12	59	4.3%	23	19	-17.4%
Core Non-Interest Income (Non-GAAP)	**$ 1,075**	**$ 1,501**	**$ 1,835**	**19.51%**	**$ 1,064**	**$ 1,214**	**14.1%**
Net Gains (Losses) on Securities	10	-	(17,316)	N/M	(202)	-	N/M
Net Gains on Premises and Equipment	29	-	-	N/M	16	-	N/M
Non-qualified Deferred Compensation MTM	194	(354)	317	17.8%	172	159	-7.6%
Bank Owned Life Insurance	411	544	224	-18.3%	201	-	-100.0%
Other Non-Interest Income (Loss)	**$ 644**	**$ 190**	**$ (16,775)**		**$ 187**	**$ 159**	
Total Non-interest Income (Loss)	**$ 1,719**	**$ 1,691**	**$ (14,940)**		**$ 1,251**	**$ 1,373**	

Annuity Revenue Streams

★ **Bankers Insurance: K-1 income, commissions and bonus payments**
- Annuity model with next year's commissions building on the current year's

★ **Purchase Card / Credit Card**
- Revenue share annuity business with provider

★ **Merchant Bankcard**
- Annuity business with three high-quality service providers

1H figures reflect amounts for the first six months of each year.

New Revenue Streams for Further Diversification

★ **Sale of Guaranteed Portion of SBA Loans**
- First SBA loan sale completed during Q2 2023.
- The Company is accelerating activity in this business line and became a SBA designated preferred lender in December 2023.
- Program serves as a source of low cost deposits and a component of the loan originated is self-funded through customer deposit.

★ **Swap Fee Income**
- Income that is recognizable immediately while giving loan customers additional flexibility.

JOHN MARSHALL BANCORP, INC.

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21 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

22 Decreasing Concentration 407% 379% 411% 413% 403% 384% 367% 365% 340% 335% 338% 319% 338% 328% 328% 148% 120% 126% 126% 130% 121% 111% 109% 94% 84% 73% 62% 64% 53% 48% • $1.82B in gross loans held for investment as of 6/30/2024 • 96.6% of credit exposure is within the DC MSA as of 6/30/2024 • No equity capital issuance since November 2013 Acquisition, Development & Construction Loans as a percentage of Total Risk-Based Capital Commercial Real Estate (Investor) Loans as a percentage of Total Risk-Based Capital CRE Investor Portfolio has grown 23.6% over the past 36 months; below 50% regulatory threshold. $22.5MM of subordinated debt became Bank capital

23 Disciplined Credit Culture Asset Quality Capital Allowance for Credit Losses • Conservative reserve methodology • ACL of 1.01% of loans • “Well-Capitalized” under Basel III • Stress testing on a quarterly basis • Holding company provides capital alternatives • Historically, the Bank has exhibited excellent loan quality with low levels of classified loans • No NPAs, NPLs or loans 30+ day PD for the nineteenth consecutive quarter Diversification Market Analysis Stress Testing • Bank utilizes a rigorous third party loan review program • Quarterly stress testing of LTV and debt service coverage ratios • Targeted stress testing completed over CRE portfolio to assess changes in LTV when stressing collateral values and DSCR changes upon future repricing. • Bank receives market analysis, both on a national and local basis from a variety of sources • CRE portfolio is diversified among retail, multifamily, restaurants, shopping centers, churches, warehouses and other loan types • ADC and CRE concentrations have been reduced from 148% and 407%, respectively, at 9/30/2017 (post-subordinated debt) to 48% and 328%. Credit Selection Board Oversight Leverage Technology • Utilize bank-specific CRM application to increase efficiency and optimize loan process management • Utilize leading construction finance management software • Concentration and monitoring information provided to the Board at least quarterly • RMs focus on experienced business owners with financial capacity • Relatively low individual officer discretionary loan authority levels; committee approval Unless indicated otherwise, data as of 6/30/2024.

24 Credit Quality 7.9x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x Nonperforming Assets¹ / Assets (%) Net Charge-Offs / Loans (%) Reserves / Nonperforming Loans (%) Texas Ratio (%)3 NM2 0.01% 0.09% 0.03%0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.50% 1.00% 0.32% 0.07% 0.03% 0.01% 0.00% 0.01% 0.00% 0.00% 0.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% NM2 2.5% 0.0% 0.7% 0.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% (1) Nonperforming assets include nonaccrual loans and leases, and foreclosed or repossessed assets (2) Reserves / NPLs (%) greater than 1,000% due to no or immaterial non-performing loans (3) Defined as nonperforming assets plus loans 90+ days past due, divided by tangible common equity plus loan loss reserve

25 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

26 Strong Capital Ratios 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 Well-Capitalized Threshold June 30, 2024 December 31, 2023 June 30, 2023 Ratios (%) Bank Regulatory Capital Ratios (As Reported) 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 Well-Capitalized Threshold June 30, 2024 December 31, 2023 June 30, 2023 Ratios (%) Adjusted Bank Regulatory Capital Ratios (Non-GAAP1) Leverage ratio Common equity tier 1 ratio Tier 1 risk-based capital ratio Total risk-based capital ratio Highlights • The Bank’s capital ratios at June 30, 2024 improved when compared to June 30, 2023. We remain well above regulatory thresholds for well-capitalized banks. • The Bank’s capital ratios remain solid including total risk-based capital ratio of 16.4% and common equity tier 1 ratio of 15.4%. • The Bank would continue to remain meaningfully above regulatory thresholds for well-capitalized banks at June 30, 2024 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and the losses realized (Non-GAAP). (1) The graph illustrates the impact of a hypothetical sale of the Company’s bond portfolio on the Bank’s regulatory capital ratios and are Non-GAAP financial measures. See reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of Non-GAAP Disclosures”.

27 Sources of Liquidity Net Availability Amount Used Total Available As of June 30, 2024 (Dollars in millions) Internal Sources: Cash $ 182.6 $ - $ 182.6 Unencumbered Securities, at Fair Value 62.8 - 62.8 External Sources: Federal Home Loan Bank 474.2 20.0 454.2 Federal Reserve Bank - BIC 96.4 - 96.4 Total Liquidity $ 816.0 $ 20.0 $ 796.0 Uninsured or Unsecured Deposits $ 677.0 Liquidity / Uninsured or Unsecured Deposits 118% (1) Amount reflects letter of credit that is pledged as collateral for certain municipal deposits of the Bank. • In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at June 30, 2024. • Stress testing is performed quarterly with assumptions inclusive of both systemic and idiosyncratic risks. • Stress testing performed as of June 30, 2024 demonstrates a strong liquidity position with adequate liquidity in all tested scenarios. (1)

28 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

Historical Balance Sheet

($ in thousands)	As of December 31, 2019	2020	2021	2022	2023	As of June 30, 2024
ASSETS:						
Cash and Due from Banks	$ 7,471	$ 8,228	$ 2,920	$ 6,583	$ 7,424	$ 10,024
Fed Funds Sold	-	-	-	-	-	-
Deposits at Financial Institutions	87,019	130,229	102,879	55,016	91,581	172,581
Cash and Cash Equivalents	$ 94,490	$ 138,457	$ 105,799	$ 61,599	$ 99,005	$ 182,605
Available for Sale Securities	122,729	151,900	239,300	357,576	169,993	147,753
Held to Maturity Securities	-	-	105,509	99,415	95,505	93,830
Other Securities	7,619	6,643	6,820	6,540	7,804	7,999
Total Cash & Securities	$ 224,838	$ 297,000	$ 457,428	$ 525,130	$ 372,307	$ 432,187
Gross Loans Held for Investment (ex-PPP loans)	1,325,532	1,448,113	1,598,766	1,789,376	1,859,836	1,827,060
PPP Loans	-	114,411	67,703	132	131	127
Allowance for Loan Credit Losses	10,756	17,017	20,032	20,208	19,543	18,433
Total Net Loans	$ 1,314,776	$ 1,545,507	$ 1,646,437	$ 1,769,300	$ 1,840,424	$ 1,808,754
Real Estate Owned and Held for Investment	-	-	-	-	-	-
Fixed Assets	2,318	2,422	1,620	1,219	1,281	1,184
Interest Receivable	4,010	5,308	4,943	5,531	6,110	6,196
Bank-owned Life Insurance	20,118	20,587	20,998	21,170	-	-
Other Assets	15,823	14,672	17,883	25,885	22,427	21,436
Total Other Assets	42,269	42,989	45,444	53,805	29,818	28,816
Total Assets	**$ 1,581,883**	**$ 1,885,496**	**$ 2,149,309**	**$ 2,348,235**	**$ 2,242,549**	**$ 2,269,757**
LIABILITIES:						
Total Deposits	$ 1,308,704	$ 1,640,120	$ 1,881,553	$ 2,067,740	$ 1,906,600	$ 1,912,840
FHLB Borrowings	62,000	22,000	18,000	-	10,000	-
Fed Funds Purchased	12,000	-	-	25,500	-	-
Federal Reserve Bank borrowings	-	-	-	-	54,000	77,000
Repurchase Agreements	-	-	-	-	-	-
Total Subordinated Debt	24,630	24,679	24,728	24,624	24,708	24,749
Total Debt	$ 98,630	$ 46,679	$ 42,728	$ 50,124	$ 88,708	$ 101,749
Total Other Liabilities	12,567	12,616	16,558	17,571	17,327	19,822
Total Liabilities	**$ 1,419,901**	**$ 1,699,415**	**$ 1,940,839**	**$ 2,135,435**	**$ 2,012,635**	**$ 2,034,411**
EQUITY:						
Common Equity	$ 161,205	$ 182,295	$ 208,870	$ 241,497	$ 242,165	$ 247,901
Accumulated Other Comprehensive Income (Loss)	777	3,786	(400)	(28,697)	(12,251)	(12,555)
Total Liabilities & Equity	**$ 1,581,883**	**$ 1,885,496**	**$ 2,149,309**	**$ 2,348,235**	**$ 2,242,549**	**$ 2,269,757**

JOHN MARSHALL BANCORP, INC.
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Historical Income Statement

($ in thousands)	2019	2020	2021	2022	2023	Six Months Ended June 30, 2024
	For the Year Ended December 31,					
Interest and dividend income	$ 68,990	$ 72,446	$ 74,119	$ 84,066	$ 100,770	$ 53,710
Interest expense	20,322	15,607	8,211	13,645	50,286	29,885
Net interest income	$ 48,668	$ 56,839	$ 65,908	$ 70,421	$ 50,484	$ 23,825
Provision for (recovery of) credit losses	1,170	6,217	3,105	175	(3,252)	(1,068)
Net interest income after provision for (recovery of) credit losses	$ 47,498	$ 50,622	$ 62,803	$ 70,246	$ 53,736	$ 24,893
Service charges on deposit accounts	$ 299	$ 237	$ 262	$ 324	$ 330	$ 176
Bank owned life insurance	501	469	411	544	224	-
Other service charges and fees	437	400	477	656	838	314
Gains (Losses) on securities	14	309	10	-	(17,316)	-
Insurance commissions	40	55	284	382	386	292
Gain on sale of government guaranteed loans	-	-	-	-	131	349
Non-qualified deferred compensation MTM	40	96	194	(354)	317	159
Other operating income	4	47	81	139	150	83
Total non-interest income	$ 1,335	$ 1,613	$ 1,719	$ 1,691	$ (14,940)	$ 1,373
Salaries and employee benefits	$ 18,012	$ 18,167	$ 20,411	$ 20,190	$ 19,436	$ 9,685
Occupancy expense of premises	2,179	1,950	1,985	1,893	1,811	899
Furniture and equipment expenses	1,420	1,626	1,436	1,325	1,178	598
Other real estate owned expenses	-	-	-	-	-	-
Other operating expenses	7,090	7,420	8,430	8,466	8,390	4,651
Total non-interest expenses	$ 28,701	$ 29,163	$ 32,262	$ 31,874	$ 30,815	$ 15,833
Net Income before income taxes	20,132	23,072	32,260	40,063	7,981	10,433
Income tax expense	4,211	4,546	6,799	8,260	2,823	2,324
Net income	$ 15,921	$ 18,526	$ 25,461	$ 31,803	$ 5,158	$ 8,109

JOHN MARSHALL BANCORP, INC.
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31 Reconciliation of Non-GAAP Disclosures John Marshall Bancorp, Inc. Reconciliation of Certain Non-GAAP Financial Measures (unaudited) (Dollar amounts in thousands, except per share amounts) For the Twelve Months Ended December 31, 2023 Non-interest loss (GAAP) $ (14,940) Adjustment: Pre-tax loss recognized on sale of available-for-sale securities 17,114 Core non-interest income (Non-GAAP) $ 2,174 Income before taxes (GAAP) $ 7,981 Adjustment: Pre-tax loss recognized on sale of available-for-sale securities 17,114 Core income before taxes (Non-GAAP) $ 25,095 Income tax expense (GAAP) $ 2,823 Adjustment: Tax and 10% modified endowment contract penalty on early surrender of BOLI policies (1,101) Adjustment: Tax benefit of loss recognized on sale of available-for-sale securities 3,594 Core income tax expense (Non-GAAP)(1) $ 5,316 Net income (GAAP) $ 5,158 Core net income (Non-GAAP)(2) $ 19,779 Earnings per share - basic (GAAP) $ 0.36 Core earnings per share - basic (Non-GAAP)(3) $ 1.40 Earnings per share - diluted (GAAP) $ 0.36 Core earnings per share - diluted (Non-GAAP)(3) $ 1.39 Return on average assets (GAAP) 0.22 % Core return on average assets (Non-GAAP)(4) 0.85 % Return on average equity (GAAP) 2.32 % Core return on average equity (Non-GAAP)(5) 8.91 % Efficiency ratio (GAAP) 86.7 % Core efficiency ratio (Non-GAAP)(6) 58.5% (1) Includes tax benefit (expense) calculated using the federal statutory tax rate of 21%. (2) Core net income reflects net income adjusted for the non-recurring tax effected loss recognized on the sale of available-for-sale securities in and non-recurring tax expense associated with the surrender of the Company’s BOLI policies in July 2023. It is calculated by subtracting core income tax expense from core income before taxes for the periods presented. (3) Core earnings per share – basic and core earnings per share – diluted is calculated by dividing core net income by basic weighted average shares outstanding and diluted weighted average shares outstanding, respectively, for the period presented. (4) Core return on average assets is calculated by dividing core net income by average assets for the period presented. (5) Core return on average equity is calculated by dividing core net income by average equity for the period presented. (6) Core efficiency ratio is calculated by dividing non-interest expense by the sum of core non-interest income and net interest income for the period presented.

Reconciliation of Non-GAAP Disclosures

John Marshall Bancorp, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)

	As of June 30, 2024	As of December 31, 2023	As of June 30, 2023
Regulatory Ratios (Bank)			
Total risk-based capital (GAAP)	$ 290,228	$ 282,082	$ 291,262
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	12,661	12,401	28,770
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,978	12,469	14,077
Adjusted total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$ 264,589	$ 257,212	$ 248,415
Tier 1 capital (GAAP)	$ 272,276	$ 263,637	$ 271,209
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	12,661	12,401	28,770
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,978	12,469	14,077
Adjusted tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$ 246,637	$ 238,767	$ 228,362
Risk weighted assets (GAAP)	$ 1,769,472	$ 1,794,769	$ 1,813,541
Less: Risk weighted available-for-sale securities	22,343	24,184	56,621
Less: Risk weighted held-to-maturity securities	16,788	17,079	17,425
Adjusted risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$ 1,730,341	$ 1,753,506	$ 1,739,495
Total average assets for leverage ratio (GAAP)	$ 2,236,987	$ 2,274,911	$ 2,343,457
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	12,661	12,401	28,770
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,978	12,469	14,077
Adjusted total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$ 2,211,348	$ 2,250,041	$ 2,300,610
Total risk-based capital ratio (2)			
Total risk-based capital ratio (GAAP)	16.4 %	15.7 %	16.1 %
Adjusted total risk-based capital ratio (Non-GAAP) (3)	15.3 %	14.7 %	14.3 %
Tier 1 capital ratio (4)			
Tier 1 risk-based capital ratio (GAAP)	15.4 %	14.7 %	15.0 %
Adjusted tier 1 risk-based capital ratio (Non-GAAP) (5)	14.3 %	13.5 %	13.0 %
Common equity tier 1 ratio (6)			
Common equity tier 1 ratio (GAAP)	15.4 %	14.7 %	15.0 %
Adjusted common equity tier 1 ratio (Non-GAAP) (7)	14.3 %	13.5 %	13.0 %
Leverage ratio (8)			
Leverage ratio (GAAP)	12.2 %	11.6 %	11.6 %
Adjusted leverage ratio (Non-GAAP) (9)	11.2 %	10.6 %	9.9 %

(1) Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2) The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3) The adjusted total risk-based capital ratio is calculated by dividing adjusted total risk-based capital by adjusted risk weighted assets.
(4) The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5) The adjusted tier 1 capital ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(6) The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(7) The adjusted common equity tier 1 ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(8) The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.
(9) The adjusted leverage ratio is calculated by dividing adjusted tier 1 capital by adjusted total average assets for leverage ratio.

JOHN MARSHALL BANCORP, INC.
32